Exhibit 10.18
FIRST AMENDMENT
TO THE NCI BUILDING SYSTEMS, INC.
DEFERRED COMPENSATION PLAN
(Amended and Restated effective January 1, 2007)
     WHEREAS, NCI Building Systems, Inc. (the “Company”) has entered into an investment agreement with Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership (“CD&R”), dated as of August 14, 2009 (as it may be amended from time to time, the “Investment Agreement”) pursuant to which CD&R will purchase and acquire from the Company, and the Company will issue and sell to CD&R, 250,000 shares of a newly created series of preferred stock designated the Series B Cumulative Convertible Participating Preferred Stock, par value $1.00 per share (the “Investment”);
     WHEREAS, the Company maintains the NCI Building Systems, Inc. Deferred Compensation Plan (Amended and Restated effective January 1, 2007) (the “Plan”);
     WHEREAS, pursuant to Section 12.2(a) of the Plan, the Compensation Committee of the Company’s Board of Directors (the “Committee”) may amend or modify Section 13.2 of the Plan at any time before a “Change in Control” (as defined in the Plan);
     WHEREAS, pursuant to Section 6(j) of the Investment Agreement and Exhibit G to the Investment Agreement, the Company has agreed to adopt this amendment to the Plan prior to the completion of the Investment; and
     WHEREAS, the Committee has, pursuant to resolutions dated as of August 13, 2009 determined that it is necessary and desirable and in the best interests of the Company and its stockholders to amend the Plan as set forth herein, has approved such amendments and has authorized Company management to memorialize such amendments as set forth herein;
     NOW THEREFORE, the Plan is hereby amended as follows:
     1. Section 13.2 of the Plan is hereby amended by adding the following sentence at the end thereof:
Notwithstanding the foregoing provisions of this Section 13.2 or the definition of Change in Control set forth in Section 1.12 of the Plan to the contrary, the consummation by the Company of the “Transactions” (as defined in the Investment Agreement by and between the Company and Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership, dated as of August 14, 2009 (as it may be amended from time to time)) shall not constitute a Change in Control for purposes of this Section 13.2.
     Except as expressly modified hereby, the terms and provisions of the Plan shall remain in full force and effect. The amendment contemplated hereby shall be effective immediately prior to the consummation of the Investment and shall not become effective if the Investment is not consummated.

     IN WITNESS WHEREOF, the Company has executed this amendment to the Plan as of the 20th day of October, 2009.

NCI Building Systems, Inc.
By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General Counsel and Secretary

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